LOAN  AND  SECURITY   AGREEMENT,   dated
                                        December 15, 1997, by and between SUMMIT
                                        BANK,  having  an  office  at  210  Main
                                        Street,    Hackensack,    New    Jersey,
                                        hereinafter     called    "Bank",    and
                                        CUNNINGHAM  GRAPHICS,   INC.,  with  its
                                        principal place of business at 629 Grove
                                        Street,   Jersey   City,   New   Jersey,
                                        hereinafter called "Borrower".


     This Loan and Security Agreement ("Agreement") specifies the terms of a Line of Credit in fluctuating amounts not to exceed the sum of Two Million and 00/100 ($2,000,000.00) Dollars, and a Term Loan in the amount of One Million and 00/100 ($1,000,000.00) Dollars, and further specifies the terms by which said loans are to be secured by certain property and assets, real and personal, tangible and intangible, of Borrower.

   NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

                                        I

                                   DEFINITIONS

     1.1 "ACCOUNT" or "ACCOUNTS RECEIVABLE" means, in addition to the definition of account as contained in the Uniform Commercial Code, the right of the Borrower to receive payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

     1.2 "ADVANCE" or "ADVANCES" shall mean loans, Standby Letters of Credit and Letters of Credit, at any time made by Bank under the Agreement.

     1.3 "AFFILIATE" means any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten (10%) percent of the outstanding capital stock, having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of Borrower or any Subsidiary or is controlled by or is under common control with Borrower, any stockholders of Borrower or any Subsidiary. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     1.4 "BASE RATE" means the rate of interest established by Bank from time to time as its base rate, but which may not necessarily be the rate actually charged by Bank to its most credit worthy customers.

     1.5 "BORROWER" means CUNNINGHAM GRAPHICS, INC.

     1.6 "CHATTEL PAPER" means, in addition to the definition of chattel paper as contained in the Uniform Commercial Code, a writing or writings which evidence both a money obligation and a security interest in, or a lease of, specific Goods. When a transaction is evidenced both by such a security agreement or a lease and by an Instrument or series of Instruments, the group of writings taken together constitutes Chattel Paper.

     1.7 "COLLATERAL" means all of those present or future assets, real or personal, of Borrower in which a security interest in or lien on is granted to Bank hereunder or contemplated hereby, or under any other present or future agreement by Borrower in favor of Bank as more particularly set forth in Article III hereof.

     1.8 "DEBT" shall mean the indebtedness of Borrower inclusive of all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet as at the date indebtedness is determined.

     1.9 "DEFAULT" means an event of the nature specified in Article VII hereof and which upon the occurrence of same would constitute an Event of Default.


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     1.10  "DOCUMENT(S)"  shall  have  the  meaning  set  forth  in the  Uniform
Commercial Code for such term.

     1.11 "EQUIPMENT" means, in addition to the definition of equipment contained in the Uniform Commercial Code, machinery and equipment of every kind, nature and description, as well as trucks, vehicles of every nature and description, including but not limited to trailers and the like, handling and delivery equipment, cranes and hoisting equipment, fixtures, office machines and furniture, whether affixed to realty or not.

     1.12 "ERISA" means the Employee Retirement Income Securities Act of 1986 as amended from time to time.

     1.13 "EVENT OF DEFAULT" means an event of the nature specified in Article VII hereof.

     1.14 "GAAP" means generally accepted accounting principles, as consistently applied.

     1.15 "GENERAL INTANGIBLES" means all rights of the Borrower as defined in the Uniform Commercial Code including but not limited to all rights to property, choses in action and other rights of Borrower not otherwise specifically included elsewhere in this Agreement, further including but not limited to all present and future trademarks, trade names, service marks, copyrights and patents, and all rights under license agreements for the use of same.

     1.16 "GOODS" means, in addition to the definition of goods as contained in the Uniform Commercial Code, all articles of tangible personal property, sold, supplied, leased or otherwise disposed of, represented by an Account.

     1.17 "INVENTORY" means, in addition to the definition of inventory as contained in the Uniform Commercial Code, all Goods held by the Borrower for resale or lease or furnished or to be furnished under contracts of service, and shall include raw materials, goods and work in process and finished goods, and all goods returned by or reclaimed from customers.

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     1.18  "INSTRUMENT"  means,  in addition to the  definition of instrument as contained in the Uniform Commercial Code, a negotiable instrument or a security, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of the type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

     1.19 "LIABILITY" or "LIABILITIES" shall mean any Advances made by Bank prior to, on and after the date of this Agreement to, or on the account of Borrower, and any and all interest, commissions, obligations, liabilities, indebtedness, charges and expenses direct or indirect, primary, secondary, contingent, joint or several which are due or to become due or that may hereafter be contracted or acquired by the Borrower to the Bank, no matter how or when arising and whether under any present or future agreement or instrument between Borrower and Bank, or otherwise, and the amount due upon any notes or other obligations given to, or received by, Bank or on account of any of the foregoing and the performance and fulfillment by Borrower of all the terms, conditions, promises, covenants and provisions contained in the Loan Documents, or in any future agreement or instrument between Borrower and Bank.

     1.20 "LINE OF CREDIT" shall mean the Line of Credit as more particularly set forth in Paragraph 2.1 hereof.

     1.21 "LINE OF CREDIT NOTE" shall mean the note evidencing the Line of Credit, a copy of which is annexed hereto as Exhibit 1.21.

     1.22 "LOAN DOCUMENTS" means this Agreement, all notes, mortgages or other documents executed and delivered by Borrower or any Obligor hereunder, and any amendments, renewals, modifications or supplements thereto, or substitutions therefor.

     1.23 "OBLIGOR" means the Borrower and Guarantor hereunder, including all individuals executing this Agreement as parties hereto, all sureties and guarantors and, if any debt due to Bank hereunder is evidenced by a note or other instrument, the makers and endorser thereof.

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     1.24 "PERMITTED  ENCUMBRANCES" shall mean (i) liens for taxes,  assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and against which Borrower has established adequate reserves, (ii) liens imposed by law, such as carriers, warehousemen and mechanics liens, liens incurred in connection with construction or other similar liens arising in the ordinary course of business provided same are not at the time due and payable, (iii) liens arising out of pledge or deposits under workmen's compensation law, unemployment insurances, old age pension or other social security or retirement benefit or similar legislation, (iv) liens arising from judgments or awards with respect to which the Borrower shall be diligently and in good faith prosecuting an appeal or proceedings for review and shall have secured a stay of execution pending such appeal or review, (v) liens in favor of Bank and (vi) purchase money security interests in equipment.

     1.25 "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.26 "PLAN" means an employee benefit plan or other plan maintained for employees of Borrower and covered by Title IV of ERISA.

     1.27 "REPORTABLE EVENT" has the meaning assigned to such term in Title IV of ERISA, or regulations issued thereunder other than a Reportable Event not subject to the provision for a thirty (30) day notice to the Pension Benefit Guaranty Corporation under such regulations.

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     1.28 "SENIOR DEBT" shall mean (a) the  indebtedness  of Borrower other than
Subordinated Debt or (b) the indebtedness of Borrower. The term indebtedness shall mean all items, which, in accordance GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet as at the date indebtedness is determined.

     1.29 "SUBSIDIARY" means any corporation of which more than fifty (50%) percent of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or one or more of its Subsidiaries.

     1.30 "TANGIBLE NET WORTH" shall mean shareholders' equity less (i) intangible assets and (ii) indebtedness owing to the Borrower from any shareholder, employee, Subsidiary or other Affiliate. Shareholders' equity and intangible assets shall be determined in accordance with GAAP.

     1.31 "TERM LOAN" means the term loan granted to Borrower as more particularly described in Paragraph 2.2 hereof.

     1.32 "TERM LOAN NOTE" shall mean the note evidencing the Term Loan, a copy of which is annexed hereto as Exhibit 1.32.

     1.33 "UCC" means the Uniform Commercial Code as adopted and in effect under the laws of the State of New Jersey.

     1.34 "RULES OF INTERPRETATION" (a) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified in the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

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     (b) All other undefined terms contained in this Agreement shall, unless the context indicated otherwise, have the meanings provided for by the UCC to the extent the same are used and defined herein.

     (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

     (d) Each reference to a Section, Schedule or Exhibit is to a Section, Schedule or Exhibit, respectively, of or to this Agreement, unless otherwise specified or the context otherwise requires.

     (e) Wherever from the context it appears appropriate each term stated in either the singular or plural shall include the singular or plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                       II

                                      LOANS

     2.1 LINE OF CREDIT The Bank hereby grants to Borrower under this Agreement subject to the terms and conditions hereafter set forth a Line of Credit not to exceed the aggregate outstanding principal sum of Two Million and 00/100 ($2,000,000.00) Dollars. Provided that no Default nor Event of Default exists, the Bank will, under this Paragraph 2.1 from time to time through May 30, 1998, or such later date as the Bank agrees to in writing, loan to Borrower no later than two (2) business days after Borrower's request, sums not to exceed the aggregate outstanding amount of Two Million and 00/100 ($2,000,000.00) Dollars, which sums shall be repayable in full together with all interest due thereon on the expiration date of this Line of Credit. The Borrower shall, beginning on the first day of the first month hereafter and on the

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same date of each month thereafter, pay the Bank interest, computed on the basis of a 360 day year on the unpaid daily balance of loans under this Paragraph 2.1 at the Bank's Base Rate of interest or at the Libor Rate plus two hundred twenty-five (225) basis points as more particularly set forth in Paragraph 2.2 hereof. The loans under said Line of Credit shall be evidenced by a Master Advance Note in substantially the form annexed hereto as Exhibit "2.1".

     2.2 INTEREST For all loans set forth in Paragraphs 2.1 hereof, in the event that Borrower chooses the Bank's Base Rate, interest shall be paid based upon the Bank's Base Rate. In the event there should be a change in the Bank's Base Rate which would result in a change in the rate of interest on any loan, then, in that event, the rate of interest on any loan shall be changed accordingly as of the date of the change in the Bank's Base Rate, without notice to the Borrower. If the rate of interest is calculated on the basis of the Bank's Base Rate, then Borrower shall give not less than three (3) business days prior written notice to the Bank in order to have the rate changed for a rate based upon the Libor Rate and shall be effective on the specific date set forth in the notice. If the Libor Rate is utilized it must be selected for a period of thirty
(30), sixty (60) or ninety (90) days. If the Borrower elects to go back to a rate based upon the Base Rate, the Borrower shall give not less than one (1) business day prior written notice to the Bank before the expiration of the selected thirty (30), sixty (60) or ninety (90) day period. If any loan is prepaid during any period when the Libor Rate is in effect, the Borrower, at the Bank's discretion, shall pay such additional sums as shall be necessary in order to enable the Bank to receive a rate of interest that would equal the rate of interest which would have been earned until termination of the declared period of time chosen for the Libor Rate. In the event that Eurodollar loans cannot be legally made by the Bank or cannot be obtained, then the interest rate shall be based upon the Base Rate.

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     2.2  TERM  LOAN The Bank  will,  under  this  Agreement  and  approximately simultaneously with the execution hereof, loan to the Borrower the sum of One Million and 00/100 ($1,000,000.00) Dollars, repayable in thirty-six (36)
consecutive  monthly   installments  of  Twenty-Seven   Thousand  Seven  Hundred
Seventy-Seven and 77/100 ($27,777.77) Dollars each, commencing on January 1, 1999 and a final payment of Twenty-Seven Thousand Seven Hundred Seventy-Eight and 05/100 ($27,778.05) Dollars and all interest due thereon, due and payable on December 1, 2001. From the date hereof until January 1, 1999, the Borrower shall pay interest only, computed on the basis of a 360 day year at the Bank's Base Rate of interest or at the Libor Rate plus two hundred twenty-five (225) basis points. Commencing on February 1, 1999, the Borrower shall, concurrently with the payments of principal, pay the Bank monthly interest commencing on January 1, 1999, computed on the basis of a 360 day year, for the actual number of days elapsed, on the unpaid balance at the time of each monthly payment, at the Bank's Base Rate or the three year Treasury Bill Index (as published in the Wall Street Journal on the Tuesday immediately preceding the draw down on the Term
Loan) plus 225 basis points. In the event there should be a change in the Bank's Base Rate which would result in a change in the rate of interest on this loan, then, in that event, the rate of interest on this loan shall be changed accordingly as of the date of the change in the Bank's Base Rate, without notice to the Borrower. Bank shall have the right in its sole discretion to charge said payments of principal and/or interest to any checking account of Borrower or to apply any proceeds received by it against payment of same. Borrower authorizes Bank to make such charge. Said loan shall be evidenced by a Term Note in substantially the form annexed hereto as Exhibit "2.3".

     2.3 EXCESS LOANS In the event the Bank shall advance an amount in excess of the aggregate amount of all loans set forth in this Agreement or if the Borrower should directly or indirectly become indebted to the Bank in an amount which, together with all

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Advances made pursuant to this Agreement,  is in excess of the aggregate  amount
set  forth  in  this  Agreement,   such  Advances  or  such  indebtedness  shall
nevertheless be covered by the terms of this Agreement.

                                       III

                                   COLLATERAL

     3.1 CROSS COLLATERAL All of the Collateral heretofore, herein or hereafter given or assigned to Bank hereunder shall secure payment of all Liabilities, as defined herein, of the Borrower to Bank.

     3.2 ACCOUNTS RECEIVABLE Borrower hereby creates in favor of Bank and hereby grants to Bank a security interest in all of the Borrower's Accounts, as defined herein, presently owned by Borrower or hereafter arising.

     3.3 EQUIPMENT Borrower hereby creates in favor of Bank and hereby grants to Bank, a security interest in all of the Borrower's Equipment, as defined herein, whether presently owned by Borrower or hereafter acquired, and wherever located.

     3.4 INVENTORY Borrower hereby creates in favor of Bank and hereby grants to Bank a security interest in all of the Borrower's Inventory, as defined herein, whether presently owned by Borrower or hereafter acquired and wherever located.

     3.5 GENERAL INTANGIBLES Borrower hereby creates in favor of Bank and hereby grants to Bank a security interest in all of Borrower's General Intangibles, as herein defined, whether presently owned by Borrower or hereafter acquired.

     3.6 DEPOSIT ACCOUNTS Borrower hereby creates in favor of Bank, hereby assigns to Bank and hereby grants to Bank a security interest in the balance of every deposit account, now or hereafter existing, of the Borrower with Bank, and all money, Instruments, securities, documents, Chattel Paper, credits, claims and other property of Borrower now or hereafter in the possession or custody of Bank or any of its agents.

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     3.7  CHATTEL  PAPER  Borrower  hereby  creates  in favor of Bank and hereby grants to Bank a security interest in all of the Borrower's Chattel Paper, as defined herein, whether presently owned by Borrower or hereafter left in the possession of Bank for any purpose, further including but not limited to, for collection.

     3.8 INSTRUMENTS Borrower hereby creates in favor of Bank and hereby grants to Bank a security interest in all of the Borrower's Instruments, as defined herein, whether presently owned by Borrower or hereafter acquired, including but not limited to all such Instruments now or hereafter left in the possession of Bank for any purpose, further including but not limited to, for collection.

     3.9 DOCUMENTS Borrower hereby creates in favor of Bank and hereby grants to Bank a security interest in all of Borrower's Documents, as defined herein, whether presently owned by Borrower or hereafter acquired, including but not limited to all such Documents now or hereafter left in the possession of Bank for any purpose.

     3.10 PROCEEDS Borrower hereby creates in favor of Bank and hereby grants to Bank a security interest in all of the products and proceeds of all of the foregoing Collateral (including all proceeds of insurance policies covering the Collateral); as well as all accessions, additions, substitutions, replacements and increments thereto.

     3.11 RECORDS Borrower hereby creates in favor of bank and hereby grants to Bank a security interest in all books and records, including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records of Borrower pertaining to any of the foregoing.

     3.12 CONTINUING PERFECTION Borrower will perform any and all steps requested by Bank to create and maintain in Bank's favor the lien positions called for hereunder and a security interest in the Collateral or pledges of Collateral, including, without limitation, the execution, delivery, filing and recording of financing statements and continuation statements, supplemental security agreements, notes and any other documents necessary, in the opinion

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of Bank,  to protect its  interest in the  Collateral.  Bank and its  designated officer are hereby appointed Borrower's attorney-in-fact to do all acts and things which Bank may deem necessary to perfect and to continue the perfected security interests and liens provided for in this Agreement, including, but not limited to, executing financing statements on behalf of the Borrower.

                                       IV

                     CONDITIONS TO FUNDING OF THE AGREEMENT

     The obligation of the Bank to make Advances provided for under this Agreement shall be subject to the satisfaction of or waiver by Bank, prior or concurrently therewith of each of the following conditions precedent:

     4.1 EXECUTION OF LOAN DOCUMENTS All of the Loan Documents shall have been duly authorized, executed and delivered by the parties hereto and shall be in full force and effect on and of the date of execution of the Agreement.

     4.2 REPRESENTATIONS AND WARRANTIES Each of the representations and warranties made by or on behalf of the Borrower to the Bank in this Agreement or in the Loan Documents shall be true and correct in all material respects on and of the date of the execution of this Agreement.

     4.3 CERTIFIED COPIES OF CHARTER DOCUMENTS The Bank shall have received from Borrower, certified by a duly authorized officer to be true and complete on and of the date of the execution of the Loan Documents, a copy of the certificate of incorporation of the Borrower in effect as of the date of the closing of the Loan Documents and a copy of the by-laws of the Borrower in effect on such date.

     4.4 PROOF OF CORPORATE ACTION The Bank shall have received from the Borrower an original Corporate Resolution and Incumbency Certificate authorizing the officers of Borrower to enter into this Agreement.

     4.5 COLLATERAL As a result of the perfection of the Security Interest contemplated in Article II hereof, Bank shall have obtained a first perfected security interest in the Collateral.

     4.6 PAYMENT OF FEES Borrower shall have paid to Bank all fees assessed by Bank in the approval process and closing of this Agreement, plus all costs of Bank for attorneys fees and/or expenses incurred by Bank in the closing of this Agreement.

                                        V

            CONDITIONS TO MAKING EACH SUBSEQUENT EXTENSION OF CREDIT

     The obligations of the Bank to make additional Advances of credit to the Borrower subsequent to the date of the execution of the Loan Documents shall be subject to the satisfaction or waiver by the Bank, prior thereto or concurrently therewith, of each of the following conditions precedent:

     5.1 APPLICATION AND COMPLIANCE The request for a takedown under any loan facility provided for in this Agreement shall have been made in compliance with the terms of this Agreement.

     5.2 REPRESENTATIONS AND WARRANTIES Each of the representations and warranties made by or on behalf of the Borrower to the Bank in the Loan Documents shall have been true and correct in all material respects when made, shall, for the purposes of this Agreement, be deemed to be repeated on and as of the date of each takedown and shall be true and correct in all material respects on and as of each such date.

     5.3 PERFORMANCE The Borrower shall have duly and properly performed, complied with and observed each of the covenants, agreements, and obligations contained in this Agreement, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and the Loan Documents to which it is a party or by which it is bound. No event shall have occurred which constitutes an Event of Default or which with notice or the passage of time, or both, would constitute an Event of Default under the Agreement or any of the Loan Documents.

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                                       VI

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

     To induce Bank to enter into this Agreement and to make Advances hereunder, Borrower represents, covenants and warrants to Bank that:

     6.1 GOOD STANDING Exhibit "A" sets forth:

          (a) the jurisdiction of incorporation of Borrower and in which it is in good standing;

          (b) all other jurisdictions in which Borrower is authorized to transact business;

          (c) any prior changes in the structure of Borrower, such as mergers, consolidations and the like;

          (d) any prior name changes of  Borrower;

          (e) all trade names or trade styles under which Borrower conducts business or issue invoices.

     6.2 CORPORATE AUTHORITY Borrower has the corporate power to execute, deliver and carry out this Agreement and all other Loan Documents and its Board of Directors has duly authorized and approved the terms of the Agreement described herein and the taking of any and all action contemplated herein by Borrower, and this Agreement and all other Loan Documents executed and delivered by Borrower to Bank constitute the valid and binding obligations of Borrower, enforceable in accordance with their terms.

     6.3 COMPLIANCE WITH LAW The execution of this Agreement, or any other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder, does not, at the date of execution hereof, violate any existing law or regulation or any writ or decree of any court or governmental agency or the charter or by-laws of Borrower or any agreement or undertaking to which it is a party or by which it is bound.

     6.4 NO LITIGATION There are no judgments against Borrower as of the date of this Agreement and no material litigation or administrative proceeding before any governmental body is presently pending now, or to the knowledge of Borrower, threatened, against Borrower or any of its property except as previously disclosed to Bank in writing.

     6.5 NO FINANCIAL CHANGE There has been no substantial and material adverse change in the condition of Borrower, financial or otherwise, since the last financial statements and reports furnished by Borrower to Bank and the information contained in said statements and reports is true and correctly reflects the financial condition of Borrower as of the dates of the statements and reports.

     6.6 TAX COMPLIANCE Borrower has filed, or caused to be filed, all tax returns required to be filed and has paid all taxes shown to be due and payable on said return or on any assessment made against it including but not limited to income taxes, sales taxes, payroll and withholding taxes.

     6.7 GOOD TITLE On the date of the Agreement Borrower has good and marketable title to all of its properties and assets, real, personal and mixed, and none of said properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement of any character whatsoever except for Permitted Encumbrances. Borrower shall notify Bank in writing of the granting of any purchase money security interest in equipment.

     6.8 PLACE OF RECORDS, CHIEF EXECUTIVE OFFICE, INVENTORY AND EQUIPMENT

     (A) Borrower represents that its chief executive office, and the office where it keeps its records concerning its Accounts, and all locations of its Inventory and Equipment, and all other business locations of Borrower are presently at the locations set forth on Exhibit "A". Borrower will notify Bank in writing prior to any change in location of or addition to the places referred to in this paragraph. (B) Except as set forth on Exhibit "A", within four (4) months prior to the date of this Agreement, none of Borrower's assets have been moved from any jurisdiction or other locations than the present locations of assets set forth on Exhibit

"A" under item 7.8 (A)(v). (C) Borrower represents and covenants that as of the date hereof, and at all times hereafter while any of the Liabilities are outstanding, that no Inventory is now, except as set forth on Exhibit "A", and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Bank's prior written consent and, if Bank gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name. (D) As of the date of this Agreement, Borrower does not, and will not while any of the Liabilities are outstanding, hold any Goods belonging to third parties or in which other parties have an interest, including any Goods sold on a bill and hold basis, except as set forth on Exhibit "A". (E) Borrower does not presently and will not while any of the Liabilities are outstanding, purchase or otherwise hold Goods on a consignment basis except as set forth on Exhibit "A". (F) Except as set forth on Exhibit "A" none of Borrower's Inventory is, and while any of the Liabilities are outstanding none of said Inventory will be, of a nature that contains any labels, trademarks, trade names, or other identifying characteristics which are the properties of third parties, and the use of which by Borrower is in violation of the rights of such third parties or under license, royalty or similar agreements with any third parties. (G) Except as set forth on Exhibit "A" no persons hold any Inventory of the Borrower. Borrower will not allow any Inventory to be so held in the future without the prior written consent of Bank. (H) Except as set forth on Exhibit "A", Borrower has not purchased any Inventory or equipment except in the ordinary course of business for value and from persons customarily in the business of selling such Inventory or Equipment. Except upon prior written notice to Bank, Borrower will not in the future purchase any Inventory or Equipment except in the ordinary course of business from Persons customarily in the business of selling such Inventory or Equipment. (I) Except as set forth on Exhibit "A", Borrower does not hold any Instrument or Chattel Paper connected with any Account.

     6.9 COLLATERAL REQUIREMENTS The Borrower will (A) not, without prior written consent of Bank, give a security interest in Accounts or Inventory or Equipment or General Intangibles or Chattel Paper or Instruments or any other assets to anyone other than Bank except for Permitted Encumbrances; (B) keep its Inventory, Accounts, Chattel Paper, Instruments, General Intangibles and Equipment and other assets free from all security interests, liens, encumbrances and taxes, except those provided for herein and except for Permitted Encumbrances; (C) collect its Accounts and sell its Inventory, only in the ordinary course of business for value to buyers in the ordinary course of business; (D) following a Default, and subsequent to receipt of written notice by Bank, Borrower will not sell or transfer any of its Inventory; (E) keep accurate and complete records of its Accounts and Inventory; (F) pay and discharge when due all taxes, levies and other charges on its property; (G) not, without prior written consent of Bank, remove the Collateral from its present location, except for the removal of Inventory in the ordinary course of business; (H) not sell or transfer any Inventory to any Affiliate or Subsidiary;
(I) not sell or transfer any of its Equipment without the prior written consent of Bank.

     6.10  REPORTING   REQUIREMENTS   Borrower   agrees  to  deliver   financial
information and documents as follows:

          (a) within ninety (90) days of the close of each fiscal year it will furnish Bank with annual audited financial statements prepared by an independent certified public accountant satisfactory to Bank.

          (b) within ninety (90) days of the close of each fiscal quarter it will furnish Bank with internally prepared quarterly financial statements prepared on a review basis by an independent certified public accountant satisfactory to Bank. Borrower shall cause its President to execute and deliver to Bank a Statement Attestation Form verifying the accuracy of the financial statements.

          (c) within fifteen (15) days of the close of each calendar quarter, Borrower shall supply Bank with Accounts Receivable agings and listings as of the last business day of the previous quarter.

          (d) within fifteen (15) days of the close of each calendar quarter, Borrower shall supply Bank with an inventory report covering all locations, as of the last business day of the previous quarter.

          (e) within fifteen (15) days of the close of each calendar quarter, Borrower shall supply Bank with an accounts payable aging, as of the last business day of the previous quarter.

          (f) Borrower shall permit Bank to conduct audits of the books and records of the Borrower at Bank's discretion during normal business hours.

     6.11 INSURANCE Borrower agrees to keep all of the tangible Collateral assigned hereunder insured, at its own cost and expense, for the benefit of Bank, and in such amounts, in such companies, and against such risks as may be acceptable to the Bank, and deliver the policies evidencing such insurance to the Bank. All policies of insurance on the Collateral shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Bank prior to closing. Borrower shall deliver to Bank the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance satisfactory to Bank, showing loss payee/ additional insured to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that the insurance companies will give Bank at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Bank. Borrower irrevocably makes, constitutes and appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance (provided that until an Event of Default exists, Bank shall consult with Borrower prior to finally making, settling or adjusting claims under such policies of insurance), endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) at any time or times thereafter obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall by payable, on demand, by Borrower to Bank and shall be additional Liabilities hereunder secured by the Collateral.

     6.12 PAYMENT OF EXPENSES Borrower shall pay any and all expenses, including reasonable counsel fees and disbursements, filing and recording fees, and all other charges and expenses which may be required in connection with the loans and advances made under this Agreement.

     6.13 LIFE INSURANCE Borrower agrees to maintain a life insurance policy on the life of MICHAEL R. CUNNINGHAM in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars. Borrower is to keep said policy in full force and effect, and pay all premiums as they fall due.

     6.14 LIMITATION ON INDEBTEDNESS Borrower will not, without the prior written consent of Bank, borrow from anyone other than Bank, or assume, guarantee or endorse any debt or obligation of any person, firm or corporation, except for the endorsement of instruments for deposit.

     6.15 DISCHARGE OF TAXES AND LIENS Bank may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance of the Collateral and Borrower will reimburse Bank on demand for any payment made or any expense incurred by Bank pursuant to the foregoing authority, with interest at the highest rate provided for in this Agreement.

     6.17 GOOD WORKING CONDITION Borrower shall maintain all of its property in good working condition.

     6.18 MAINTAIN CORPORATE EXISTENCE (A) Borrower shall maintain in good standing its corporate existence and will not, without the prior written consent of Bank, dissolve nor liquidate, nor merge nor consolidate with nor acquire nor affiliate itself with any other business entity nor form any subsidiary.

     (B) Borrower will not change its name without furnishing to Bank at least ten (10) days prior written notice thereof.

     (C) Borrower will notify Bank in writing prior to utilizing any trade name not set forth on Exhibit "A".

     6.19 DIVIDENDS Borrower shall not, without the prior written consent of Bank, pay or declare any cash or property dividends, nor otherwise make a distribution of capital, nor redeem, retire or repurchase any stock of Borrower except for dividends to pay taxes on Borrower's income under an S corporation status.

     6.20 LOANS AND ADVANCES Borrower shall not, without prior written consent of Bank, make any loans or advances to any third parties in excess of Seventy-Five Thousand and 00/100 ($75,000.00) Dollars.

     6.21 PROTECTION OF COLLATERAL Borrower shall comply with any and all laws, legislation, rules and regulations in effect as of the date hereof and subsequent hereto, including but not limited to all state and federal laws, legislation, rules and regulations relating to the environment, employee pension and benefit funds, the payment of taxes, assessments, and other governmental charges, zoning, and the use, occupancy, transfer or encumbrancing of the Collateral. Borrower agrees to comply with all reasonable conditions required by Bank designed to protect Bank and the Collateral from the effect of the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.), the Environmental Cleanup Responsibility Act as amended by the Industrial Site Recovery Act (N.J.S.A. 13:IK-6 et seq.), the Employee Retirement Income Security Act (Public Law 94-306, as amended), and such other laws, legislation, rules and regulations as are in, or may come into, effect and apply to the Borrower, the Bank, the transactions contemplated hereby or the Collateral or any occupants or users thereof, whether as lessees, tenants, licensees or otherwise. Borrower agrees to pay any costs required with any of the above conditions.

     6.22 INSPECTION Bank (by any of its officers, employees and agents) shall have the right, at any time or times during Borrower's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any person and to verify in any manner the Bank deems advisable, the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

     6.33 ERISA (A) Borrower represents that no Reportable Event or failure of compliance with the Internal Revenue Code of 1986, as amended, has occurred and is continuing with respect to any Plan; (B) Borrower will comply with the provisions of ERISA and the Internal Revenue Code of 1986, as amended, with respect to each Plan.

     6.34 MAINTENANCE OF ACCOUNTS During the length of this Agreement, Borrower shall maintain all of its business and operating accounts at Bank.

     6.35 TANGIBLE NET WORTH Borrower shall, as of December 31, 1997, have attained a Tangible Net Worth of at least Two Million Three Hundred Thousand and 00/100 ($2,300,000.00) Dollars.

     6.36 DEBT TO WORTH RATIOS Borrower shall during the length of this Agreement maintain a ratio of Senior Debt to Tangible Net Worth not to exceed
3.25 to 1.0.

                                       VII

                                EVENTS OF DEFAULT

     The  occurrence  of any of the  following  shall  constitute  an  Event  of
Default:

     7.1 NON-PERFORMANCE Failure on the part of any Obligor to perform any term, covenant or condition contained in any Loan Document or any other agreement now existing or hereafter entered into with Bank, or in any document executed in connection with any agreements, including, but not limited to, the payment of any Liability when due.

     7.2 MISREPRESENTATION Any representation, covenant or warranty made by any Obligor in this Agreement, or any Loan Document, or in connection with any instrument of guaranty or security furnished to Bank shall have proved to have been inaccurate in any substantial or material respect as of the date or dates with respect to which it is deemed to have been made.

     7.3 OTHER SECURITY INTEREST Borrower shall have caused or permitted a security interest, perfected or otherwise, other than the security interest specifically provided for or permitted hereunder, to be created in any Collateral provided for hereby, or shall have failed to take any action requested by Bank to perfect or protect the security interest provided for herein or Borrower shall not have notified Bank of any changes to applicable law affecting either the Bank's security interest in the Collateral or its priority to same.

     7.4 INSOLVENCY Any Obligor shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of any Obligor; any Obligor is generally not paying its debts as they become due; has made a general assignment for the benefit of creditors; has been adjudicated insolvent; or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding; or taken corporate action for the purpose of effecting any of the foregoing; or an order, judgement or decree shall have been entered, without the application, approval or consent of any Obligor by any court of competent jurisdiction approving a petition seeking reorganization of any Obligor, or appointing a receiver, trustee, custodian or liquidator of any Obligor, or a substantial part of its assets and such order, judgment or degree shall have continued unstayed and in effect for any period of forty-five (45) consecutive days; or a petition in bankruptcy shall have been filed against any Obligor and shall not have been dismissed for a period of thirty (30) consecutive days, or if an Order for Relief has been entered under the Bankruptcy Code, or if any Obligor shall have suspended the transaction of its usual business.

     7.5 DEATH The death of MICHAEL R. CUNNINGHAM

     7.6 CHANGE IN MANAGEMENT A substantial change in the present management of Borrower which shall mean the departure of MICHAEL R. CUNNINGHAM from control over the day to day operations of Borrower.

     7.7  JUDGMENT  OR LIEN Entry of a judgment,  issuance  of any  garnishment, attachment  or  distraint,  the  filing  of  any  lien  or of  any  governmental attachment against any property of the Borrower which entry, issuance, attachment or filing shall have continued unstayed and in effect for a period of thirty (30) consecutive days.

     7.8 NONCOMPLIANCE WITH LEASES OR LAWS Failure of Borrower to comply with the terms and conditions of any lease covering the premises where the Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to such premises or the conduct of business thereon.

     7.9 IMPAIRMENT OF RESPONSIBILITY Occurrence of any event which, in the opinion of Bank, impairs the business condition, financial or otherwise, of any Obligor.

     7.10 ADVERSE CHANGE The determination by Bank that a material adverse change has occurred in the financial condition of any Obligor.

     7.11 MISREPRESENTATION OF FACT The determination by Bank that a material misrepresentation of fact has been made by any Obligor in any writing supplementary or ancillary hereto.

     7.12 TRANSFER OF OWNERSHIP The sale or transfer, without the prior written consent of Bank, of any of the capital stock of Borrower or without the prior written consent of Bank, the issuance of any additional capital stock of Borrower.

     7.13 ERISA If (A) any Reportable Event occurs and shall be continuing for thirty (30) days, or (B) any Plan shall be terminated, or (C) the Plan administrator of any Plan shall file with the Pension Benefit Guaranty Corporation ("PBG C") a notice of intention to terminate such Plan, or (D) the PBG C shall institute proceedings to terminate any Plan or appoint a trustee to administer any Plan, and, if in any of the cases set forth in (A) through (D) above, the Bank reasonably determines in good faith that any Plan will be terminated and that the amount of the unfunded guaranteed benefits (within the meaning of Title IV of ERISA) resulting upon termination of such Plan would have a material adverse effect on the financial condition and properties or operation of Borrower if a lien against the assets of Borrower were to result under ERISA.

                                      VIII

                         CONSEQUENCE OF EVENT OF DEFAULT

     In case any Event of Default shall have occurred, then and in every such Event of Default, Bank may take any or all of the following actions, at the same time or at different times:

     8.1 ACCELERATION Declare all Advances, sums and Liabilities owing Bank from Borrower under this Agreement or any other agreement or loan between Bank and Borrower to be forthwith due and payable, whereupon all such sums shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

     8.2 POSSESSION Proceed with or without judicial process to take possession of all or any part of the Collateral provided for herein not already in the possession of Bank and the Borrower agrees that upon receipt of notice of Bank's intention to take possession of all or any part of said Collateral, the Borrower will do everything reasonably necessary to assemble the Collateral and make same available to Bank at a place to be designated by Bank. Borrower hereby waives any and all rights it may have, by statute, constitution or otherwise to notice or a hearing to determine the probable cause of Bank to obtain possession, by Court proceedings or otherwise, of the Collateral provided for in this or in any other agreement with Bank.

     8.3 METHODS OF SALE So long as Bank acts in a commercially reasonable manner, the Bank may assign, transfer and deliver at any time or from time to time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code, and without limiting the scope of Bank's rights thereunder, Bank may sell the Collateral at public or private sale, or in any other manner, at such price or prices as Bank may deem best, and either for cash or credit, or for future delivery, at the option of Bank, in bulk or in parcels and with or without having the Collateral at the sale or other disposition. Bank shall have the right to be the purchaser at any public sale. Bank shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as the Bank may see fit. Bank is hereby granted license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and franchise agreements shall inure to Bank's benefit. Borrower agrees that a reasonable means of disposition of Accounts shall be for Bank to hold and liquidate any and all Accounts. In the event of a sale of the Collateral, or any other disposition thereof, Bank shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to the Liabilities of Borrower to Bank.

     8.4 RETENTION OF COLLATERAL Elect to retain the Collateral or any part thereof in satisfaction of any or all Liabilities due from Borrower to Bank upon notice of such proposed election to Borrower and any other party as may be required by the Uniform Commercial Code.

     8.5 SET-OFF Bank or its affiliates immediately, and without notice or other action to set-off against any of the Obligor's Liabilities to Bank any sum owed by Bank in any capacity to any Obligor whether due or not, and Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such sum immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

     8.6 ATTORNEYS' FEES AND EXPENSES Add to the Liabilities of Borrower, Bank's reasonable expenses to obtain or enforce payment of any Liabilities hereunder and the enforcement or liquidation of any debt hereunder shall include reasonable attorneys' fees plus other legal expenses incurred by Bank.

     8.7 INCREASE IN INTEREST Increase the rate of interest under any Liabilities to a rate of three (3%) percent in excess of the interest rates otherwise provided for in this Agreement. Unless otherwise agreed by Bank, this increase in interest rates shall be retroactive to the date of the first occurrence of an Event of Default.

     8.8 OTHER REMEDIES Exercise any other remedies under the Uniform Commercial Code or other applicable law, or any other Loan Document.

                                       IX

                                  MISCELLANEOUS

     9.1 NO WAIVER Borrower agrees that no delay on the part of Bank in exercising any power or right hereunder or any other Loan Document shall operate as a waiver of any such power or right, preclude other or further exercise thereof, or the exercise of any other power or right. No waiver whatsoever shall be valid unless in writing signed by Bank and then only to the extent set forth therein.

     9.2 WAIVER OF NOTICE Borrower waives presentment, dishonor and notice of dishonor, protest and notice of protest of all commercial papers at any time held by Bank on which the Borrower is any way liable.

     9.3 ONE INSTRUMENT The provisions of this Agreement shall be in addition to those of any notes or other evidence of Liability held by Bank relating to this particular transaction, all of which shall be construed as one instrument.

     9.4 LAW OF NEW JERSEY This Agreement and the rights of the parties hereto shall be governed by the laws of the State of New Jersey.

     9.5 JURISDICTION Borrower hereby irrevocably consents to the nonexclusive jurisdiction of the Courts of the State of New Jersey or any Federal Court in such State in connection with any action or proceeding arising out of or related to this Agreement or any other Loan Document. In any such litigation, Borrower waives personal service of any summons, complaint or other process and agrees that service of any summons, complaint or other process may be made by certified or registered mail to it, at the address provided herein. BORROWER WAIVES TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     9.6 SUCCESSORS OR ASSIGNS This Agreement and all other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

     9.7 RIGHTS CUMULATIVE The rights and remedies herein expressed or in any other Loan Document to be vested in or conferred upon Bank shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred upon secured creditors by the Uniform Commercial Code or any other applicable law.

     9.8 NOTIFICATION OF DISPOSITION OF COLLATERAL Any notification of a sale or other disposition of the Collateral or of any other action by Bank required to be given by Bank to the Borrower will be sufficient if given personally or mailed to Borrower, by certified mail, at its chief executive office set forth on Exhibit "A" not less than five (5) days prior to the day on which such sales or other disposition will be made, and such notification shall be deemed reasonable notice.

     9.9 ADDRESS OF NOTICE Any written notice required to be given hereunder shall be sufficient if mailed to Borrower at the addresses set forth on the face page of this Agreement and to the Bank c/o Rick Debel- V.P. 250 Moore Street, Hackensack, New Jersey

     9.10 TITLES The titles and headings indicated herein are inserted for convenience only and shall not be considered a part of this Agreement or in any way limit the construction or interpretation of this Agreement.

     9.11 DISCLOSURE Bank is hereby authorized to disclose any financial or other information it may have about Borrower to any present or future participant, any regulatory body or agency having jurisdiction over Bank, or to any Person.

     9.12 CAPITAL ADEQUACY If after the date of this Agreement, Bank shall determine that the adoption of any applicable law, rule or regulation regarding capital requirements for banks, or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by governmental authority, central bank or comparable agency charged with the interpretation, or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Bank's capital to a level below that which Bank could have achieved (taking into consideration Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that each Bank's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of its commitment to make or the making or maintenance of the Advances referenced herein, by an amount deemed by the Bank to be material, Borrower shall pay to the Bank as an additional fee from time to time, on demand, such amount as the bank shall have reasonably determined to be necessary to compensate it for such reduction, with interest on each such amount from the date demanded until paid in full at the highest rate provided for with respect to the Advances referenced herein. Any amount not paid upon demand shall be added to and become part of the Liabilities. The determination by the Bank of such amount, if done on the basis of any reasonable averaging and attribution methods, shall, in the absence of manifest error be conclusive. At the Borrower's request, the Bank shall demonstrate the basis of any such determination. Failure on the part of the Bank to demand compensation for such increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's right to demand compensation with respect to such period or any other period.

     9.13 INDEMNIFICATION Each of the Obligors agree to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including attorneys fees) judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to:

          (a) the development, negotiation, preparation, execution, enforcement, amendment or modification of any of the Loan Documents;

          (b) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Liabilities and the proof or allowability of any claim arising out of any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise;

          (c) any claim of third parties and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents; and

          (d) any and all recording fees and taxes, and any and all liabilities with respect thereto or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Loan Documents.

     Notwithstanding   the  foregoing,   Bank  shall  not  be  entitled  to  any
indemnification with respect to either its own gross negligence or willful misconduct.

     9.14 NO THIRD PARTY BENEFICIARY Nothing contained in this Agreement or in the conduct of any party hereto shall be deemed to vest in any third party any rights or privileges pertaining to or under this Agreement.

     9.15 COUNTERPARTS This Agreement or any of the Loan Documents associated herewith may be signed in counterparts and shall constitute an original copy thereof.

     9.16 TERM This Agreement shall with respect to Paragraph 2.2 hereof have a term through May 30, 1998. Notwithstanding the foregoing, and in absence of an Event of Default, Bank may at any time terminate this Agreement upon ninety (90) days prior written notice at any time. The Advances provided for in Paragraph
2.1 hereof shall be due and payable in full upon expiration of the term as set forth herein. Notwithstanding the giving of any notice of termination, the rights of Bank hereunder and the obligations of Borrower hereunder, including but not limited to the grant of security interests in the Collateral as set forth in Article III hereof, shall remain in full force and effect until all of the Liabilities of Borrower to Bank are paid in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   SUMMIT BANK


                                   BY:
                                      -------------------------------
                                       RICK DEBEL-V.P.

                                   CUNNINGHAM GRAPHICS, INC.



                                   BY: /s/ Michael R. Cunningham
                                      -------------------------------
                                       MICHAEL R. CUNNINGHAM-PRES.



ATTEST: /s/ Timothy Mays
       ----------------------------
        TIMOTHY MAYS-Secretary



                                   EXHIBIT "A"

                           REPRESENTATIONS OF BORROWER

7.1 (A) Jurisdiction of incorporation of Borrower and in which it is in good standing:

               New Jersey

     (B)  Jurisdiction(s) Borrower is authorized to transact business:

               New Jersey

     (C)  Prior changes in structure (mergers, consolidations, etc.):


     (D)  Prior changes in name of Borrower:

     (E)  Trade names used by Borrower or under which it issues invoices:


7.8  (A)  (i)  Borrower's chief executive office:
          629 Grove Street, Jersey City, New Jersey

          (ii) Change in location of foregoing within past four (4) months:


         (iii) Location of Books and Records:

          629 Grove Street, Jersey City, New Jersey

          (iv) Change in location of foregoing within past four (4) months:

          (v)  Present location(s) of Inventory and Equipment:

          629 Grove Street, Jersey City, New Jersey

     (B) Location from which assets have been moved or other location of assets within past four (4) months:


     (C) (i) Name and address of warehouses, bailees or similar parties where any Inventory of Borrower is located:

Exhibit "A" continued:






          (ii) if any: warehouse receipts are/are not issued:

         (iii) If warehouse receipts issued: they are negotiable/non-negotiable:


     (D) Goods held by Borrower in which other parties have any interests, including Goods sold on a bill and hold basis:

     (E)  Goods held by Borrower on a consignment basis:

     (F) Inventory with trademarks, trade names, and the like which are the property of others.

     (G) Names and addresses of persons holding Goods belonging to Borrower and location of Goods:

     (H) Purchases of Inventory or Equipment not in the ordinary course of business or from persons not customarily in the business of selling such Goods:

Exhibit "A" continued:



     (I)  Instruments or Chattel Paper held by Borrower relating to Accounts: